Exhibit 21.1


                      Subsidiaries of the Registrant


 1)       XSMC, Inc.
          (formerly known as Southern Manufacturing Company)
          100% -  Owned Subsidiary
          Incorporated in the State of Florida
 2)       Carolina Pump & Supply Corp.
          d/b/a - Pump & Lighting Company
          100% - Owned Subsidiary
          Incorporated in the State of North Carolina
 3)       USCO Incorporated
          100% - Owned Subsidiary
          Incorporated in the State of North Carolina
 4)       Paine Supply of Jackson, Inc.
          100% - Owned Subsidiary
          Incorporated in the State of Mississippi
 5)       Hughes Aviation, Inc.
          100% - Owned Subsidiary
          Incorporated in the State of Florida
 6)       One Stop Supply, Inc.
          100% - Owned Subsidiary
          Incorporated in the State of Tennessee
 7)       Mills & Lupton Supply Company
          100% - Owned Subsidiary
          Incorporated in the State of Tennessee
 8)       Twin-T of the Carolinas, Inc.
          100% - Owned Subsidiary
          Incorporated in the State of North Carolina
 9)       H Venture Corp.
          100% - Owned Subsidiary
          Incorporated in the State of Florida
10)       HHH, Inc.
          100% - Owned Subsidiary
          Incorporated in the State of Delaware
11)       HSI Corp.
          100% - Owned Subsidiary
          Incorporated in the State of Delaware
12)       Electrical Distributors, Inc.
          100% - Owned Subsidiary
          Incorporated in the State of Georgia
13)       Alabama Water Works Supply, Inc.
          100% - Owned Subsidiary
          Incorporated in the State of Alabama
14)       Swaim Supply Company, Inc.
          100% - Owned Subsidiary
          Incorporated in the State of North Carolina